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Exhibit 10.6

PURCHASE MONEY DEED OF TRUST AND SECURITY AGREEMENT

Drawn By and After Recording Mail To:
Robinson, Bradshaw & Hinson, P.A.
Attention: Robert C. Sink
101 N. Tryon Street, Suite 1900
Charlotte, NC 28246

        Part of RPC No. 34027039

COMMONWEALTH OF VIRGINIA
PURCHASE MONEY DEED OF TRUST
ARLINGTON COUNTY	AND SECURITY AGREEMENT

        THIS PURCHASE MONEY DEED OF TRUST AND SECURITY AGREEMENT is made and entered into as of December 15, 2003, by and among

        COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, whose address is c/o Comstock Homes, Inc., 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, Attention: Christopher D. Clemente (for reference herein and for indexing purposes, "Grantor"), and

        JONATHAN P. RAK, TRUSTEE, an individual Virginia resident (for reference, "Trustee," and for indexing purposes, "Grantee"), whose address is 1750 Tysons Blvd., Suite 1800, McLean, Virginia 22102, and

        CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, whose address is 400 N. Tryon Street, Suite 1300, Charlotte, North Carolina 28202, Attention: President (for reference herein, "Beneficiary," or for indexing purposes, "Grantee").

RECITALS

COLLATERAL IS OR INCLUDES FIXTURES

        Grantor is indebted to Beneficiary in the sum of Sixteen Million and 00/100 Dollars ($16,000,000.00), as evidenced by Grantor's Purchase Money Promissory Note of even date herewith (the "Note"), which term shall include any and all renewals, replacements, modifications and extensions thereof.

        Grantor desires to secure the following described obligations (the "Obligations"): (1) payment of the Note with interest and any renewals, modifications or extensions thereof, in whole or in part, and (2) the additional payments hereinafter agreed to be made, by the collateral hereinafter described.

        NOW, THEREFORE, in consideration of the premises, and the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has given, granted, bargained, sold and conveyed, and by these presents does give, grant, bargain, sell and convey unto Trustee the following property (the "Premises"):

          A.    The real property lying and being in Arlington County, Virginia, and described in Exhibit A attached hereto and incorporated herein by reference (the "Land");

          B.    All buildings and other improvements now or hereafter located in, on, or about the Land (the "Improvements");

          C.    All leases, rents, issues, profits, royalties, income and other benefits derived from the Land and the Improvements (the "Rents"), subject to the right, power and authority hereinafter given to Grantor to collect and apply such Rents, and the proceeds from any condemnation award relating to the Land and the Improvements, subject to Section 7 below;

          D.    All the rights, interests and privileges which Grantor as lessor may have in the leases hereafter made and affecting the Land or the Improvements or any part thereof (collectively, the "Leases"); and

          E.    All easements, rights-of-way and rights used in connection with the Land and the Improvements (including the easement from Beneficiary created by Deed of Easement for Construction of even date herewith) or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, including, without limitation, all entitlements and development rights appurtenant thereto.

        TO HAVE AND TO HOLD the Premises unto Trustee in fee simple forever upon the trusts and for the uses and purposes hereinafter set out;

        And Grantor represents and warrants to Trustee and Beneficiary that Grantor is seised of the Premises in fee and has the right to convey the same in fee simple; that the same are free and clear of all encumbrances except as may have existed at the time of transfer of the Premises from Beneficiary to Grantor's predecessor, Crescent Resources, Inc., that Grantor has done no act to encumber the Premises and that Grantor will warrant and defend the title to the same against the lawful claims of all persons whomsoever, and that Grantor will execute such further assurances of title to said lands as may be required.

        THIS CONVEYANCE IS MADE UPON THIS SPECIAL TRUST that if Grantor shall pay the Obligations in accordance with its terms and shall comply with all the covenants, terms and conditions of this Deed of Trust, this conveyance shall be released and cancelled of record. Grantor hereby further covenant and agree with Trustee and Beneficiary as follows:

        1.1    Payment of Indebtedness; Impositions.    Grantor will pay, when due and payable, the Obligations and all real and personal property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-governmental levies or assessments (hereinafter referred to as "Impositions") such as owner association dues or charges or fees and maintenance charges which are assessed or imposed upon the Premises. If Grantor fails to pay any such Impositions and such failure entitles the governmental entity to immediate execution on the Premises, Beneficiary may, but shall not be required to, pay the Impositions (of which payment, amount and validity thereof the official receipt shall be conclusive evidence), and any amounts so expended shall immediately become debts due and payable by Grantor, shall bear interest at the default rate specified in the Note, and such payment shall be secured by this Deed of Trust.

        1.2    Maintenance of Premises; Compliance with Laws.    Grantor will keep the Premises in good order, repair and condition, reasonable wear and tear excepted and shall not commit or permit any material waste. Grantor will also use commercially reasonable efforts to comply (and after notification of violation shall comply) with all applicable laws, statutes, ordinances, codes, judicial and administrative decisions (the "Requirements"). Grantor will not make changes to the Premises or make changes to the use of the Premises that will materially, adversely affect their value, without the Beneficiary's prior written consent.

        1.3    Conveyance of Premises.    Grantor may not sell, convey, or otherwise transfer the Premises, or any part thereof or interest therein, legal or equitable, except to a competent and reputable condominium developer who agrees to assume, and has the resources to satisfy, all of Seller's remaining obligations under the Development Agreement between Grantor and Beneficiary with respect to the Premises. The determination in respect of the qualifications of the prospective transferee shall be based on a reasonable interpretation of public or private information. Notwithstanding anything contained herein to the contrary, Grantor shall be entitled to encumber the Property by executing and recording an inferior and subordinate deed of trust and security agreement in favor of Comstock Capital Partners, L.C., a Virginia limited liability company, and its assigns (the "Second

Mortgage Lender") securing a loan in the amount of Seven Million and 00/100 Dollars ($7,000,000.00) from Second Mortgage Lender to Grantor.

        1.4    Hazardous Material.

          (a)    Covenants.    Grantor covenants and agrees that (i) Grantor shall not willfully permit the release of Hazardous Material onto or from the Premises; (ii) Grantor shall use its best efforts to cause the Premises to comply with Environmental Laws and be free and clear of any liens imposed pursuant to Environmental Laws; (iii) all licenses, permits and other governmental or regulatory actions necessary for the Premises to comply with Environmental Laws (the "Permits") shall be obtained and maintained and Grantor shall assure compliance therewith; and (iv) Grantor shall give Beneficiary prompt written notice if Grantor receives any notice with regard to Hazardous Material on, from or affecting the Premises and shall (x) conduct and complete all investigations and all cleanup actions necessary to remove or remediate, in accordance with Environmental Laws, such Hazardous Material from the Premises, and (y) indemnify and hold harmless Beneficiary from any loss, claim, or liability arising out of the release of Hazardous Material onto or from the Premises.

          (b)    Definitions.    "Hazardous Material" means polychlorinated biphenyls, petroleum, flammable explosives, radioactive materials, asbestos, lead and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) Environmental Laws or listed as such by the Environmental Protection Agency. "Environmental Laws" means any current or future federal, state or local law, regulation or ruling applicable to environmental conditions on, under or about the Premises including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Clean Water Act.

        1.5    Assignment of Rents, Leases, and Profits.    As further security for the payment of the Obligations and for the faithful performance of all the covenants, agreements, terms and provisions of this Deed of Trust, Grantor hereby sells, transfers and assigns unto Beneficiary all the right, title and interest of Grantor in and to the Rents, and to that end Grantor hereby assigns and sets over unto Beneficiary all Leases of the Premises now made, executed or delivered, whether written or verbal, or hereafter made, whether written or verbal, and Grantor does hereby authorize and empower Beneficiary to collect the Rents when due, and does hereby direct each tenant of the Premises to pay the Rents to Beneficiary, upon demand for payment thereof by Beneficiary; it being understood and agreed, however, that no such demand shall be made absent the occurrence of an Event of Default hereunder; and until such demand is made, Grantor is authorized to collect or continue collecting and using the Rents, including without limitation distribution to Grantor's members; such privilege to collect or continue collecting the Rents by Grantor shall not operate, however, to permit the collection of any Rents more than thirty (30) days in advance of their due date. It is intended that the assignment set forth above be an absolute, present assignment from Grantor to the Beneficiary and not merely the passing of a security interest. The rents, issues, income and profits are hereby assigned absolutely by Grantor to the Beneficiary contingent only upon the occurrence of an Event of Default. Grantor will promptly and fully keep, perform and comply with all the terms and covenants imposed upon or assumed by Grantor as landlord under the Leases to the extent commercially reasonable. Grantor, if requested by Beneficiary, shall furnish promptly to Beneficiary executed copies of all Leases, renewals, and amendments hereafter created.

        1.6    Right To Cure; Protection of Security.    Following and during continuation of an Event of Default, if Grantor, as applicable, shall fail in any of the covenants and provisions contained in this Deed of Trust, Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any such default or failure. Beneficiary shall have the right to enter upon the Premises to such extent and as often as Beneficiary, in its sole discretion, deems necessary or desirable in order to prevent or cure any such default or failure by Grantor, as applicable. Following and during continuation of an Event of Default, Beneficiary may expend such sums of money as Beneficiary, in its sole discretion, deems necessary for any such purpose, and Grantor hereby agrees to pay to Beneficiary, immediately upon demand, all sums so expended by Beneficiary, together with interest thereon from the date of each such payment at the rate provided for in the Note. All sums so expended by Beneficiary, and the interest thereon, shall be added to and secured by the lien of this Deed of Trust.

        1.7    Condemnation.    Upon condemnation of the Premises or any part thereof, this Deed of Trust shall become a lien, charge and encumbrance upon the proceeds or award realized as a result of any such proceeding or of any settlement or payment made in lieu of any such proceeding ( "Condemnation Proceeds"). Grantor hereby grants to Beneficiary a security interest in any Condemnation Proceeds and hereby agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary may require. Grantor further covenants and agrees that Beneficiary may (and is hereby authorized and empowered but not required to) collect and receive any Condemnation Proceeds and, if received by Grantor, Grantor shall pay over and deliver immediately to Beneficiary all Condemnation Proceeds to be held by Beneficiary and applied as follows:

          (a)   In the event the entire Premises shall be taken by condemnation or in settlement of any threat of condemnation, then any Condemnation Proceeds shall be paid to Beneficiary and applied in payment in whole or in part to the Obligations, whether or not then due and payable, and any excess shall be delivered to the parties legally entitled thereto. In the event of a partial taking of the Premises, the portion of the Condemnation Proceeds shall first be applied as necessary (i) to restore the Premises and (ii) satisfy the Grantor's obligations under occupancy leases of the Premises. To the extent necessary to prevent impairment of the security of this Deed of Trust, as determined in the Beneficiary's sole discretion, any additional proceeds shall then be set aside, withheld or paid over to the Beneficiary and applied to the Obligations, whether or not then due and payable, and the excess of such award or proceeds shall be delivered to Grantor or other parties legally entitled thereto. Upon any partial taking of the Premises, this Deed of Trust shall continue in full force as security for the unpaid portion of the Obligations. Upon any partial taking of the Premises, Grantor covenants with Beneficiary to restore the Premises as nearly as possible to the condition thereof immediately prior to such taking and to apply Grantor's portion of any Condemnation Proceeds together with any other necessary funds to complete and pay for the costs of restoration.

          (b)   Notwithstanding any contrary provision of this Deed of Trust, (i) upon condemnation of the entire Premises, or (ii) upon partial condemnation of the Premises, the entire unpaid balance of the Obligations shall, at the option of Beneficiary, at once become due and payable, whereupon any Condemnation Proceeds shall be paid over to Beneficiary and applied in accordance with the first sentence of subparagraph (a) of this Section 7.

        1.8    Inspection.    Beneficiary may inspect the Premises at reasonable times to determine compliance with the obligations created by this Deed of Trust.

        1.9    Events of Default.    Any default or event of default described as such in the Note shall constitute a default or event of default under this Deed of Trust ("Events of Default"), and the terms of the Note are incorporated in this Deed of Trust by reference.

        1.10    Acceleration.    If an Event of Default shall have occurred, the Obligations shall, at the option of Beneficiary, immediately become due and payable without further notice of demand, time being of the essence of this Deed of Trust; and no omission on the part of Beneficiary to exercise such option when entitled to do so shall be construed as a waiver of such right.

        1.11    Power of Sale.    Upon the occurrence of an Event of Default, Beneficiary may notify Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered to expose to sale and to sell the Premises or any part thereof as follows:

          (a)   Trustee shall proceed to sell the same at auction at the premises or at such other place in the city or county in which the Premises or the greater part thereof lies, or in the corporate limits of any city surrounded by or contiguous to such county, or in the case of annexed land, in the county of which the Land was formerly a part, as Trustee may select upon such terms and conditions as Trustee may deem best after first advertising the time, place and terms of sale once a week for two (2) weeks if published on a weekly basis or at least three (3) days if published on a daily basis in advance of the date of such sale, of a newspaper published or having general circulation in the county or city in which the Premises or some portion thereof is located.

          (b)   The power of sale above granted may be exercised at different times as to different portions of the Premises, and if for any reason any executory contract of sale shall not be performed, then new contracts may be made with respect to the same portion of the Premises (with or without other portions). If the Trustee deems it best for any reason to postpone or continue the sale at any time or from time to time, he may do so, in which event Trustee shall announce, at the time and place last appointed for such sale, the postponement thereof and the time and place for the postponed sale, or shall give such further notice of sale as Trustee may see fit to give, and in either case no other notice shall be required.

          (c)   Full power and authority is hereby expressly granted and conferred upon the Trustee to make, execute, and deliver all necessary deeds of conveyance for the purpose of vesting in the purchaser or purchasers complete and entire legal and equitable title to the Premises, or the portion thereof so sold, and the recitals therein shall be received in all courts of law and equity as prima facie evidence of the matters therein stated; and at such sale the Beneficiary may become a purchaser, and no purchaser shall be required to see to the proper application of the purchase money.

          (d)   The proceeds of such sale shall be applied, first, to discharge the expenses of executing the trust, including a reasonable commission to the Trustee not to exceed five percent (5%) of the gross proceeds of sale; next, to discharge all taxes, levies, and assessments on the Premises, with costs and interest if they have priority over the lien of this Deed of Trust, including a proper proration thereof for the current year; next, to reimburse Trustee and Beneficiary or any other holder of the debt secured hereby for all sums expended by them pursuant to the provisions of this Deed of Trust, with interest thereon; next, to pay the accrued interest on the unpaid principal balance due under the Obligations secured by this Deed of Trust; next to pay said unpaid principal balance due under the Obligations secured by this Deed of Trust; next, to discharge in order of their priority, if any, the remaining debts and obligations secured by any liens of record inferior to this Deed of Trust; and any residue of said proceeds shall be paid to Grantor or his assigns, provided, however, that Trustee as to such residue shall not be bound by an inheritance, devise, conveyance, assignment or lien of or upon Grantor's equity, without actual notice thereof prior to distribution.

        1.12    Delay Not To Operate as Waiver; Indemnification of Trustee and Beneficiary.    No delay or forbearance by Beneficiary in exercising any rights hereunder or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder, and all such rights shall be cumulative. In case Beneficiary or Trustee voluntarily or otherwise shall become a party to any suit or legal proceeding to protect the Premises or the lien of this Deed of Trust, Trustee and Beneficiary shall be saved harmless and reimbursed by Grantor for any amounts paid, including all reasonable costs, charges and attorneys' fees incurred in any such suit or proceeding, which obligations shall be secured by this Deed of Trust

        1.13    Waivers.    To the extent permitted by law, Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Beneficiary and any subsequent owner of the Premises. The foregoing waiver shall not be construed as affecting or otherwise amending the covenants of Grantor contained in Section 2 hereof. Grantor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Premises and (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other Obligations. To the full extent Grantor may do so, Grantor agrees that it will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption), appraisement, valuation, stay, extension, redemption or extension, and Grantor and its successors and assigns, and for any and all persons claiming any interest in the Premises, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, notice of election to mature or declared due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Grantor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

        1.14    Interest Not To Exceed Maximum Allowed by Law.    The parties hereto shall in no event be deemed to have contracted for a greater rate of interest than the maximum rate permitted by law. Should a greater amount be collected, it shall be construed as a mutual mistake of the parties and the excess shall be returned to the party paying same.

        1.15    Substitution of Trustee.    Beneficiary shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint its successor by an instrument in writing, duly acknowledged and recorded.

        1.16    Successors and Assigns.    The covenants, terms and conditions herein contained shall bind, and the benefits and powers shall inure to the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto. Whenever used herein, the singular number shall include the plural, the plural the singular, and the term "Beneficiary" shall include any payee of the indebtedness hereby secured and any permitted transferee or assignee thereof, whether by operation of law or otherwise.

        1.17    Governing Law.    This Deed of Trust shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

        1.18    Severability.    If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent under applicable law, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        1.19    Replacement of Note.    In the event of loss, theft, destruction, total or partial obliteration, mutilation or inappropriate cancellation of the Note, Grantor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note.

        1.20    Greater Estate.    In the event that Grantor is the owner of a leasehold estate with respect to any portion of the Premises and Grantor obtains a fee estate in such portions of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of the Grantor, be and become subject to the security title and lien hereof.

        1.21    Headings.    The headings of the sections, paragraphs, and subparagraphs of this Deed of Trust are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

        1.22    Time of Essence.    Time is of the essence with respect to all provisions hereof.

        1.23    Notices.    Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand, or request shall be made in writing and shall be personally delivered, sent via prepaid courier, or by certified United States mail, addressed to the parties at their respective addresses set forth on the first page of this Deed of Trust. Any party may change its address by giving notice to the other parties in accordance with this Section.

        1.24    Nonrecourse.    The liability of Grantor with respect to the Obligations shall be "nonrecourse" and, accordingly, Beneficiary's source of satisfaction of the Obligations shall be limited to the Premises, and Lender shall not seek to procure payment out of any other assets of Grantor or any person or entity comprising Grantor, or seek judgment for any sums which are or may be payable under the Note or this Deed of Trust or any claim or judgment for any deficiency remaining after foreclosure of this Deed of Trust.

        Notwithstanding the foregoing, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by this Deed of Trust, or be deemed to preclude Beneficiary from exercising its rights to foreclose this Deed of Trust.

        Notwithstanding the foregoing, it is agreed that the aforesaid limitation on liability shall in no way affect or apply to Grantor's continued personal liability for all sums due to:

          (a)   failure to pay taxes and assessments prior to delinquency, or to pay charges for labor, materials or other charges which may create liens on any portion of the Premises;

          (b)   the intentional misapplication of (i) proceeds of insurance covering any portion of the Premises; or (ii) proceeds of the sale or condemnation of any portion of the Premises.

        1.25    Limitation on Attorneys Fees.    Notwithstanding any provision to the contrary, recovery of attorneys' fees and expenses by Beneficiary shall be limited to reasonable attorneys' fees and expenses based on actual hours incurred at customary and reasonable rates without regard to any statutory presumption as to the amount of such fees and expenses, any such presumption being hereby waived by Beneficiary.

        1.26    Expenses.    Grantor shall pay or reimburse Beneficiary for all costs, charges and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Beneficiary in documenting or servicing the Obligations or in any pending or threatened action or proceeding in which Beneficiary is or may become a party and which affects or might affect the Obligations, or the Premises or any part thereof, or the interests of Grantor or Beneficiary therein, including but not limited to the foreclosure of this Deed of Trust, condemnation involving all or part of the Premises or any action to protect the security hereof. The amounts so incurred or paid by Beneficiary, together with interest thereon at the Default Rate set forth in the Reimbursement Agreement from the date incurred until paid by Grantor, shall be added to the indebtedness and secured by the lien of this Deed of Trust.

        1.27    Debt Secured Subject To Call.    THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR

CONVEYANCE OF THE PROPERTY CONVEYED HEREBY UNLESS SUCH SALE OR CONVEYANCE IS EXPRESSLY AUTHORIZED HEREIN.

        1.28    Indemnity.    Grantor shall defend, protect, indemnify and save harmless Beneficiary from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys' fees and expenses) imposed upon or incurred by Beneficiary for reason of any and all liability arising from any of the Leases or any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger.

        1.29    Incorporation of Statutes.    To the extent not otherwise explicitly stated herein, this Deed of Trust shall be construed to impose and confer upon the parties hereto, and the beneficiaries hereunder, all duties, rights and obligations prescribed in Section 55-59 and Sections 55-59.1 through 55-59.4 of the Code of Virginia, 1950, as amended (the "Code"), and to incorporate the following by short form reference to Sections 55-59.2 and 55-60 of the Code:

    Exemptions waived
    Identified by one of the Trustee's signatures
    Advertisement required: once a week for two consecutive weeks
    Subject to all (call) upon default
    Renewal, extension or reinstatement permitted
    Any Trustee may act
    Substitution of any or all of the Trustees may be made at the discretion of Beneficiary for any reason whatsoever.

        1.30    Grant of Security Interest in Personalty.    Grantor, as debtor, hereby grants to Beneficiary, as secured party, a security interest pursuant to the Uniform Commercial Code in all personal property owned by Grantor hereafter attached to or used in connection with the Improvements to be constructed on the Land which are necessary or useful for the use and occupancy of the proposed Improvements or which may be used in the planning, development, or the operation thereof, including all of Grantor's interest in and to all building plans and specifications and all submittals to governmental authorities; all sewer permits, water permits, rights to water and sewer availability, including, "hook-ups" to water and sewer plants; and all deposits, funds, accounts, contract rights, instruments, documents, general intangibles (including trademarks, trade names, subdivision names, office building names, and symbols used in connection therewith).

        IN WITNESS WHEREOF, Grantor, pursuant to duly adopted resolutions of Grantor's managers, has caused this Deed of Trust to be executed the day and year first above written,

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
By:	COMSTOCK HOLDING COMPANY, INC., Manager
	By:	/s/ CHRISTOPHER D. CLEMENTE Name: Christopher D. Clemente Title: Chief Executive Officer

STATE/COMMONWEALTH OF Virginia
COUNTY OF Fairfax

        I, Kelly L. Wyche, a Notary Public in and for the State and County aforesaid, certify that Christopher D. Clemente, Chief Executive Officer of Comstock Holding Company, Inc., the Manager of Comstock Potomac Yard, L.C., a Virginia limited liability company, signed the writing above, bearing date as of December 15, 2003, and acknowledged the same before me in the County aforesaid.

        Witness my hand and notarial stamp or seal, this 12th day of December, 2003.

(Official Seal)

/s/ KELLY L. WYCHE Notary Public
My term of office expires: 11-30-04

EXHIBIT A

Legal Description of the Land

        All of that certain parcel of land lying and being in Arlington County, Virginia, containing approximately 4.8313 acres, and being particularly described and shown as Parcel 7 (Landbay F) on the "Plat Showing the Resubdivision of Parcel 3, Potomac Yard, Deed Book 3628, Page 514, Arlington, County, Virginia," prepared by christopher consultants, ltd. dated November 5, 2003, which plat is incorporated by reference in the Deed of Resubdivision dated December    , 2003, and recorded as Document Number                        in Deed Book            , Page            , in the office of the Clerk of Circuit Court, Arlington County, Virginia.

        Being part of the real property conveyed to Crescent Potomac Yard Development, LLC, a Delaware limited liability company, by special warranty deed from Commonwealth Atlantic Land V Inc., a Virginia corporation, dated March 22, 2001, recorded April 4, 2001, in Deed Book 3132, page 34, in the office of the Clerk of Circuit Court, Arlington County, Virginia.

        Being also the real property conveyed to Comstock Potomac Yard, L.C., a Virginia limited liability company, by special warranty deed of even date herewith from Crescent Potomac Yard Development, LLC, a Delaware limited liability company, recorded or to be recorded in the office of the Clerk of Circuit Court, Arlington County, Virginia.

QuickLinks

PURCHASE MONEY DEED OF TRUST AND SECURITY AGREEMENT
RECITALS COLLATERAL IS OR INCLUDES FIXTURES
EXHIBIT A Legal Description of the Land